UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 14, 2010

Date of Report (Date of earliest
event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

750 Battery Street, Suite 330, San Francisco CA	94111
(Address of principal executive offices)	(Zip Code)

(650) 583-5727

(Registrant’s telephone number, including area code)

7000 Shoreline Court, Suite 270, South San Francisco CA 94080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.02.                                         Termination of Material Definitive Agreement.

The information contained in Item 2.04 concerning the Company’s Notice Letter (defined below) is incorporated herein by reference.

Section 2 — Financial Information

Item 2.04.                                         Triggering Events That Accelerate or Increases a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 15, 2010, the Company delivered written notice (“Notice Letter”) of voluntary prepayment to GE Business Financial Services Inc. and Silicon Valley Bank (the “Lenders”) advising the Lenders of the Company’s election to prepay its senior secured loan facility with the Lenders.  The loan facility was created under the Amended and Restated Loan and Security Agreement dated as of September 2, 2008 (the “Loan Agreement”), by and among the Lenders and the Company, pursuant to which the Lenders made term loan advances to the Company in the aggregate original principal amount of $27.6 million. Under the Loan Agreement, the Company has the option to prepay all, but not less than all, of the term loan advances by the Lenders under the Loan Agreement, provided that the Company pays on the date of such prepayment (A) all payments of principal plus accrued interest due and owing on such date and not yet paid, plus (B) all remaining payments of principal and all interest due to be paid on such principal payments in the future, plus (C) a final payment in the amount of $1.97 million. The Company expects to pay the approximately $12.3 million balance of the facility, including all interest and fees payable under the Loan Agreement, by December 31, 2010.  The final prepayment amount, including the amounts of principal, interest and other fees paid by the Company, will be reported on a Form 8-K filed at the time the prepayment is made.

Section 3 — Securities and Trading Markets

Item 3.01.                                         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 14, 2010, the Company received approval from the Nasdaq Stock Market Listing Qualifications Staff to transfer the listing of its common stock from The Nasdaq Global Market to The Nasdaq Capital Market.  This transfer will be effective at the opening of business on Friday, December 17, 2010, and the Company’s common stock will continue to trade under the symbol “PARD.”  The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as The Nasdaq Global Market.  All companies listed on The Nasdaq Capital Market must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.

As previously reported on July 22, 2010, the Company received notification from the Nasdaq Listing Qualifications Staff that the Company is not in compliance with Nasdaq Listing Rule 5450(a)(1), which requires that listed companies maintain a minimum bid price of $1.00 per share.  The Company was provided 180 calendar days, or until January 18, 2011, to regain compliance with Nasdaq’s minimum bid price requirement.  Upon transfer to The Nasdaq Capital Market, the Company will be afforded the remainder of this compliance period.  In order to demonstrate compliance with the minimum bid price requirement, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days.

If compliance with the $1.00 bid price requirement cannot be demonstrated by January 18, 2011, the Company may be eligible for an additional compliance period if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement. Additionally, the Company must provide written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.  Nasdaq will review the Company and, if eligible, will grant the additional compliance period.  However, if it appears that the Company will not be able to cure the deficiency during the second compliance period, or if the Company is not eligible for listing on the Capital Market at the time of such review, Nasdaq will notify the Company of its determination to delist the Company’s common stock, which decision may be appealed to a Nasdaq Listing Qualifications Panel.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties.  Such forward-looking statements include statements about the Company’s intent to voluntary prepay the Company’s obligations under its secured credit facility and the estimated aggregate amount payable to satisfy all obligations under such facility, the anticipated benefits of listing the Company’s common stock on The Nasdaq Capital Market, the Company’s ability to achieve and maintain compliance with applicable Nasdaq listing standards, and actions by Nasdaq.  For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995.  Actual events or results may differ materially from the Company’s expectations.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s anticipated future operating losses, need for future capital and ability to obtain future funding on favorable terms, or at all; the risk that strategic relationships may not be established on a timely basis, on terms that are ultimately favorable to the Company, or at all; the safety, efficacy and commercial viability of the Company’s picoplatin product candidate; the Company’s ability to retain key personnel; competition from third parties; the Company’s ability to preserve and protect its intellectual property rights; changes in technology, government regulation and general market conditions; the receipt and timing of FDA and other required regulatory approvals, if at all. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s other filings with the Securities and Exchange Commission.  These forward-looking statements represent the Company’s judgment as of the time of the filing of this Form 8-K.  The Company disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Section 9 — Financial Statements and Exhibits.

Item 9.01.                                         Financial Statements and Exhibits

(d)                                 Exhibits

99.1                           Press Release dated December 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: December 16, 2010	By:	/s/Michael K. Jackson
Michael K. Jackson
Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 16, 2010